Exhibit 1.1

CENTERPOINT ENERGY, INC.

21,621,622 Shares

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

May 27, 2025

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036	BofA Securities, Inc. One Bryant Park New York, New York 10036

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

as the Representatives of the several Underwriters	Acting in their capacities as Forward Purchasers, solely as Recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement	as Forward Sellers

To the Addressees:

CenterPoint Energy, Inc., a Texas corporation (the “Company”), and BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC (the “Forward Sellers”), at the Company’s request in connection with (i) the letter agreement dated as of the date hereof between the Company and Bank of America, N.A., (ii) the letter agreement dated as of the date hereof between the Company and Mizuho Markets Americas LLC and (iii) the letter agreement dated as of the date hereof between the Company and JPMorgan Chase Bank, National Association (each such letter agreement, a “Forward Sale Agreement” and, together, the “Forward Sale Agreements,” and Bank of America, N.A., Mizuho Markets Americas LLC and JPMorgan Chase Bank, National Association in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Settlement (as such terms are defined in such Forward Sale Agreements), of a number of shares of common stock, par value $0.01 per share (the “Common Stock”) equal to the number of Borrowed Underwritten Securities (as defined below) sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC (collectively, the “Representatives”) and each of the other underwriters named in Schedule II hereto (together with the Representatives, collectively, the “Underwriters”) with respect to (x) the sale by the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the aggregate number of shares of Common Stock set forth on Schedule II hereto (the “Borrowed Underwritten Securities”) and (y) the grant to the Underwriters, acting severally and not jointly, of the option to purchase all or any part of the number of additional shares of Common Stock as set forth on Schedule II hereto (the “Option Securities”). Any Option Securities sold to the Underwriters by the Forward Sellers pursuant to Section 2(b) hereof upon exercise of the option described therein are herein referred to as the “Borrowed Option Securities.” Any Option Securities sold to the Underwriters by the Company pursuant to Section 2(b) and Section 2(c)(ii) hereof upon exercise of such option and any Company Top-Up Option Securities (as defined in Section 12(a) hereof) are herein referred to as the “Company Option Securities.” The Borrowed Underwritten Securities and the Company Top-Up Underwritten Securities (as defined in Section 12(a) hereof) are herein referred to collectively as the “Underwritten Securities.” The Company Top-Up Underwritten Securities and the Company Option Securities are herein referred to collectively as the “Company Securities.” The Borrowed Underwritten Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities.” The Borrowed Securities and the Company Securities are herein referred to as the “Securities.” The Securities are described in the Prospectus which is referred to below. References herein to the “Forward Sale Agreements” are to the initial Forward Sale Agreements and/or Additional Forward Sale Agreements (as defined in Section 2 hereof) as the context requires.

The Company understands that the several Underwriters propose to offer the Securities for sale upon the terms and conditions contemplated by this Agreement and by the information identified on Schedule I (the “Pricing Disclosure Package”).

1.	Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, each of the Underwriters, Forward Sellers and Forward Purchasers, on and as of the date hereof and the Closing Date (as defined in Section 2(b)) and any Option Closing Date referred to in Section 2(f) hereof, that:

(i) A joint registration statement on Form S-3 with respect to the Securities and other securities (File Nos. 333-272025, 333-272025-01 and 333-272025-02), copies of which have been made available to the Underwriters, has been prepared and filed with the Securities and Exchange Commission (the “Commission”) by the Company, together with CenterPoint Energy Houston Electric, LLC and CenterPoint Energy Resources Corp. Such registration statement, including a prospectus relating to the Securities, has become effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop order suspending its effectiveness has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission. The term “Registration Statement” means such registration statement, as deemed revised pursuant to Rule 430B(f)(1) under the 1933 Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”). The base prospectus included in the Registration Statement relating to the Securities and certain other issues of debt and equity securities (exclusive of any supplement filed pursuant to Rule 424 under the 1933 Act (“Rule 424”)) is herein called the “Basic Prospectus.” The Basic Prospectus as amended and supplemented by a preliminary prospectus supplement dated May 27, 2025 relating to the Securities immediately prior to the Applicable Time (as defined below) is hereinafter called the “Preliminary Prospectus.” The Company proposes to file together with the Basic Prospectus and pursuant to Rule 424 a prospectus supplement specifically relating to the Securities and reflecting the terms of the Securities represented thereby and plan of distribution arising from this Agreement (herein called the “Pricing Supplement”) and has previously advised the Underwriters of all the information to be set forth therein. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424.

Any reference herein to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as applicable; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Basic Prospectus, the Preliminary Prospectus or Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the 1934 Act deemed to be incorporated therein by reference after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus.

For purposes of this Agreement, the “Applicable Time” is 6:40 p.m. (New York Time) on the date of this Agreement;

(ii) The Registration Statement, each Permitted Free Writing Prospectus (as defined in Section 3(a)), the Preliminary Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; and (A) the Registration Statement will not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B)(i) the Pricing Disclosure Package does not, as of the Applicable Time, (ii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iii) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Closing Date and any Option Closing Date, as applicable, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to: (A) any statements or omissions made in reliance upon and in conformity with any information furnished in writing by, or through the Representatives on behalf of, any Underwriter, by any Forward Seller or by any Forward Purchaser, in each case, for use therein, and (B) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement;

(iii) Each document filed, and to the extent such document has been amended, as amended, or to be filed pursuant to the 1934 Act and incorporated by reference, or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus (including, without limitation, any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included, and to the extent such document has been amended, as amended or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) Any Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus (such term having the meaning assigned to it by Rule 433 of the 1933 Act (“Rule 433”)) does not include anything that conflicts with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus; and any such Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, any Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any information furnished in writing by, or through the Representatives on behalf of, any Underwriter, by any Forward Seller or by any Forward Purchaser, in each case, for use therein;

(v) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act);

(vi) With respect to the Registration Statement, (A) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act), (B) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the automatic shelf registration statement and (C) the conditions for use of Form S-3 have been, and continue to be, satisfied by the Company;

(vii) At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act;

(viii) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(ix) Each Significant Subsidiary (as defined in Regulation S-X under the 1933 Act) (each such subsidiary, a “Significant Subsidiary”) of the Company has been duly formed, and each Significant Subsidiary is validly existing in good standing (if applicable) under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, except to the extent that the failure to be in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects;

(x) This Agreement has been duly authorized, executed and delivered by the Company;

(xi) Each Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be at the time of its execution and delivery by the Company, duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) any applicable bankruptcy, insolvency, arrangement, fraudulent transfer or conveyance, reorganization, preference, moratorium, conservatorship and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing;

(xii) The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

(xiii) The Company Securities, if any, have been duly authorized by the Company and, when issued and delivered against payment therefor pursuant to this Agreement, the Company Securities will be validly issued, fully paid and nonassessable; and the shareholders of the Company have no preemptive or similar statutory rights with respect to the Company Securities;

(xiv) The maximum number of shares of Common Stock deliverable to the applicable Forward Purchaser in the aggregate pursuant to each Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in each Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be) or otherwise (such maximum number of shares of Common Stock, the “Issuable Securities”), have been duly authorized and reserved for issuance by the Company and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the applicable Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the applicable Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be, such shares of Common Stock will be validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights;

(xv) The issuance by the Company of the Company Securities pursuant to this Agreement, if any, the compliance by the Company with all of the applicable provisions of this Agreement, the Forward Sale Agreements and the Additional Forward Sale Agreements, if any (collectively, the “Transaction Documents”), the consummation by the Company of the transactions contemplated herein and therein and the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreements and Additional Forward Sale Agreements, if any, (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a Material Adverse Effect, and (b) will not result in any violation of the provisions of the Restated Articles of Incorporation or the Fourth Amended and Restated Bylaws or other organizational documents of the Company, the charter, by-laws or other organizational documents of any subsidiary of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company’s or any of its or its subsidiaries’ properties;

(xvi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance (in the case of the Company Securities) and sale of the Securities or the consummation by the Company of the other transactions contemplated by the Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance by the Company of the Company Securities and any shares of Common Stock upon settlement of each Forward Sale Agreement and any Additional Forward Sale Agreement, if any, and the purchase, distribution and sale of any such securities by the Underwriters;

(xvii) The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(xviii) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which has a reasonable possibility of leading to such a claim;

(xix) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Securities; and except as disclosed in the Pricing Disclosure Package and the Prospectus, no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated;

(xx) The financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxi) Since the date of the latest audited financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests (other than regular quarterly dividends on the Common Stock);

(xxii) The Company maintains a system of internal accounting controls and maintains disclosure controls and procedures in conformity with the requirements of the 1934 Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(xxiii) Deloitte & Touche LLP, who have certified certain financial statements of each of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act;

(xxiv) The Company is not and, (A) after giving effect to the offering and sale of the Company Securities and the application of the proceeds thereof, if any, (B) upon settlement of the applicable Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, and (C) in connection with (x) the issuance, sale and delivery of any Company Securities and (y) the issuance, sale and delivery of shares of Common Stock upon settlement of the applicable Forward Sale Agreement and any Additional Forward Sale Agreement, in each case, as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxv) The operations of the Company and its subsidiaries are and, since January 1, 2006, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(xxvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Company Securities hereunder, if any, or the proceeds, if any, received by the Company upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, if any, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.	Sale and Delivery.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Forward Seller (with respect to the Borrowed Underwritten Securities) and the Company (with respect to any Company Top-Up Underwritten Securities), severally and not jointly, agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Underwritten Securities) and the Company (with respect to any Company Top-Up Underwritten Securities), at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto. The obligations of the Forward Sellers to sell the Borrowed Underwritten Securities under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Underwritten Securities set forth opposite the name of such Forward Seller in Schedule II hereto under the heading “Number of Borrowed Underwritten Securities To Be Sold.”

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase pursuant to clause (i) or clause (ii) under Section 2(c) hereof as applicable, severally and not jointly, ratably in accordance with the number of Underwritten Securities to be purchased by each of them, all or a portion of the Option Securities set forth in Schedule II hereto at the same purchase price per share as the Underwriters will pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th calendar day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date (as defined in Section 2(f) hereof). Schedule II sets forth the number of Option Securities to be purchased by each Underwriter in the event that the Underwriters exercise such option in full. To the extent such option is exercised in part, the number of Option Securities to be purchased by each Underwriter shall be ratable among the Underwriters (in the respective proportions which the number of Option Securities set forth opposite their names in Schedule II hereto bears to the aggregate number of Option Securities set forth on Schedule II).

(c) Following delivery of an exercise notice:

(i) The Company may, in its sole discretion, within one Business Day after such notice is given, execute and deliver to the Forward Sellers additional letter agreements between the Company and the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Option Securities being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties, a form of which is attached hereto as Exhibit C. Upon the Company’s execution and delivery to the Forward Sellers of such

Additional Forward Sale Agreements, the Forward Purchasers shall promptly execute and deliver such Additional Forward Sale Agreements to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, each Forward Seller (or, in the case of any Company Top-Up Option Securities, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Option Securities at the same purchase price per share as the Underwriters will pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Underwritten Securities but not payable on the Option Securities. The obligations of the Forward Sellers to sell the Borrowed Option Securities under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to its portion of the number of Borrowed Option Securities, which portion shall be determined based on the ratio of the number set forth opposite the name of such Forward Seller in Schedule II hereto under the heading “Maximum Number of Borrowed Option Securities To Be Sold,” to the aggregate of the numbers set forth under such heading for all Forward Sellers (rounded as necessary to avoid fractional shares).

(ii) If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (i) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Option Securities with respect to which the option is being exercised at the same purchase price per share as the Underwriters will pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Underwritten Securities but not payable on the Option Securities.

(d) If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Option Closing Date for the Borrowed Option Securities, as the case may be, as if made as of the Closing Date or any Option Closing Date for the Borrowed Option Securities, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or any Option Closing Date for the Borrowed Option Securities, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date or any Option Closing Date for the Borrowed Option Securities, (iv) this Agreement shall have been terminated pursuant to terms and conditions hereof on or prior to the Closing Date or any Option Closing Date for the Borrowed Option Securities, (v) any of the conditions set forth under “Conditions to Effectiveness” in Section 3 of the initial Forward Sale Agreements (or the equivalent section of the Additional Forward Sale Agreements) shall not have been satisfied on or prior to the Closing Date or any Option Closing Date for the Borrowed Option Securities or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or any Option Closing Date for the Borrowed Option Securities as if made as of the Closing Date or any Option Closing Date for Option Securities (clauses (i) through (vi), together, the “Conditions”), then each of the Forward Sellers, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Underwritten Securities or the Borrowed Option Securities otherwise deliverable on the applicable date. In addition, in the event that (A) a Forward Seller determines in good faith and a commercially reasonable manner that, in connection with establishing its commercially reasonable hedge position such Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Underwritten Securities or the Borrowed Option Securities, as the case may be, to be sold by it hereunder, or (B) in the Forward Seller’s good faith, commercially reasonable judgment either it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Date or any Option Closing Date for the Borrowed Option Securities, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(e) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the Business Day immediately preceding the Closing Date) shall be made at 9:00 a.m. New York City time on May 29, 2025 at the office of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166, or at such time on such later date not more than three Business Days after the date of this Agreement as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 12(a) hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Forward Sellers (with respect to the Borrowed Underwritten Securities and any Borrowed Option Securities) or to or upon the order of the Company (with respect to any Company Securities), in each case, by wire transfer payable in same-day funds to an account specified by the Forward Sellers or the Company, as the case may be. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(f) If the option provided for in Section 2(b) hereof is exercised after the Business Day immediately preceding the Closing Date, the Company or the Forward Seller, as the case may be, will deliver the Option Securities (at the expense of the Company) to the Representatives, c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, on the date specified by the Representatives (which shall be within one to three Business Days after exercise of said option) (the “Option Closing Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Forward Sellers (with respect to the Borrowed Underwritten Securities and any Borrowed Option Securities) or to or upon the order of the Company (with respect to any Company Securities), in each case, by wire transfer payable in same-day funds to an account specified by the Forward Sellers or the Company, as the case may be. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

3.	Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a free writing prospectus, the use of which has been consented to by the Company and the Representatives; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses listed on Schedule III hereto. Any such free writing prospectus consented to by the Representatives and the Company is herein called a “Permitted Free Writing Prospectus”; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433.

(b) The Company and the Representatives have complied and will comply with the requirements of Rule 433 applicable to any free writing prospectus, including timely Commission filing where required and legending.

(c) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus any event has occurred that results in such Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus conflicting, or it becomes known that such Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus conflicts with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, or the Pricing Disclosure Package including an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives, the Forward Sellers and the Forward Purchasers and, if requested by the Representatives, the Forward Sellers and the Forward Purchasers, will prepare and furnish without charge to each Underwriter, Forward Seller and Forward Purchaser a free writing prospectus or other document, the use of which has been consented to by the Representatives, the Forward Sellers and the Forward Purchasers, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Pricing Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter, or by any Forward Seller or by any Forward Purchaser, expressly for use therein.

4.	Covenants and Agreements.

The Company covenants and agrees with each of the Underwriters, Forward Sellers and Forward Purchasers:

(a) That the Company will furnish without charge to the Underwriters, the Forward Sellers and the Forward Purchasers a copy of the Registration Statement, including all documents incorporated by reference therein and exhibits filed with the Registration Statement (other than exhibits which are incorporated by reference and have previously been so furnished), and, during the period mentioned in paragraph (c) below, as many written and electronic copies of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto as each Underwriter, Forward Seller and Forward Purchaser may reasonably request;

(b) That the Company will cause the Preliminary Prospectus and the Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and will promptly advise the Underwriters, the Forward Sellers and the Forward Purchasers (i) when any amendment to the Registration Statement shall have been filed; provided, that, with respect to documents filed pursuant to the 1934 Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required in the reasonable opinion of the Representatives, based on advice of Hunton Andrews Kurth LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the receipt by the Company of any notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act. So long as any Underwriter is required in the reasonable opinion of the Representatives, based on advice of Hunton Andrews Kurth LLP, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), the Company will not file any amendment to the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus to which the Representatives or Hunton Andrews Kurth LLP shall have reasonably objected in writing and the Company shall furnish one copy of every such amendment or supplement to each of the Representatives, the Forward Sellers and the Forward Purchasers and to Hunton Andrews Kurth LLP. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as promptly as practical. If the Company receives a notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(c) That if, at any time when in the reasonable opinion of the Representatives, based on advice of Hunton Andrews Kurth LLP, the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of the Representatives, based on advice of Hunton Andrews Kurth LLP, or counsel for the Company, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any such counsel, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify such information to comply with law, the Company will forthwith (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Securities may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Pricing Disclosure Package or the Prospectus or (ii) file with the Commission documents incorporated by reference in the Pricing Disclosure Package and Prospectus, which shall be so supplied to the Underwriters and such dealers, in either case so that the statements in the Pricing Disclosure Package or the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package and the Prospectus will comply with law;

(d) The Company will not for a period of 60 days following the date hereof, without the prior written consent of BofA Securities, Inc., (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to the Securities, any Common Stock or any securities convertible into or exercisable or exchangeable for Securities or Common Stock (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise; provided, however, that the Company may (1) issue and sell the Securities under this Agreement or any shares of Common Stock that may be issued, sold or delivered upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, (2) issue Common Stock or securities convertible into or exchangeable for Common Stock upon exercise of an option or warrant or conversion of a security outstanding on the date of the Prospectus, (3) issue Common Stock or securities convertible into or exchangeable for Common Stock in amounts permitted on the date hereof under the Company’s employee or non-employee director stock or stock option plans, benefit plans and long-term incentive plans, (4) issue Common Stock or securities convertible into or exchangeable for Common Stock under the CenterPoint Energy, Inc. Savings Plan and CenterPoint Energy, Inc. Investor’s Choice Plan and (5) issue and sell Common Stock upon the settlement of any forward contract entered into under the Company’s Equity Distribution Agreement, dated January 10, 2024, that is outstanding as of the date of this Agreement.

This Section 4(d) shall not during the foregoing 60-day period prohibit the Company from filing any (i) registration statements, including pre- or post-effective amendments to registration statements, with the Commission relating to any securities of the Company other than Common Stock or securities convertible into or exchangeable for Common Stock or (ii) registration statements, including pre- or post-effective amendments to registration statements, (A) relating to the issuance of Common Stock in amounts permitted on the date hereof pursuant to any employee or non-employee director stock or stock option plans, benefit plans and long-term incentive plans of the Company, (B) relating to the issuance of Common Stock pursuant to the CenterPoint Energy, Inc. Savings Plan or the CenterPoint Energy, Inc. Investor’s Choice Plan or (C) relating to Common Stock issuable upon conversion of convertible debt securities of the Company existing at the date hereof, as described in the Pricing Disclosure Package and the Prospectus.

(e) That the Company will endeavor to qualify, at its expense, the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Securities; provided, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;

(f) That the Company will make generally available to its security holders and the holders of the Securities as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Closing Date which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including Rule 158 under the 1933 Act); and

(g) That the Company will use its commercially reasonable efforts to have the Company Securities, if any, and the Issuable Securities approved for listing, upon official notice of issuance by the New York Stock Exchange (“NYSE”) and the NYSE Texas (“NYSE Texas”), at or prior to the Closing Date or any Option Closing Date, as applicable.

5.	Expenses.

The Company covenants and agrees with the several Underwriters, Forward Sellers and Forward Purchasers that the Company will pay or cause to be paid the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Basic Prospectus, any Permitted Free Writing Prospectus, any other Issuer Free Writing Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees; (vii) any fees and expenses in connection with listing the Securities on the NYSE and the NYSE Texas, as applicable; (viii) the fees and expenses of the transfer agent and registrar for the Securities and any agent of such transfer agent or registrar, as the case may be; (ix) the cost of preparing the certificates representing the Securities, if any; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters, Forward Sellers and Forward Purchasers will pay all of their own costs and expenses, including any advertising expenses connected with any offers they may make and the fees, disbursements and expenses of counsel for the Underwriters, Forward Sellers and Forward Purchasers.

6.	Conditions of Underwriters’ and Forward Sellers’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date or any Option Closing Date, as applicable, and the obligations of each Forward Seller to borrow, deliver and sell the Borrowed Underwritten Securities to be sold by it at the time of purchase or any Borrowed Option Securities to be sold by it at any additional time of purchase shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date of this Agreement, the Closing Date and any Option Closing Date, as applicable, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall be pending before or threatened by the Commission and no notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act shall have been received, (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the 1933 Act and in accordance herewith and each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by, and otherwise in compliance with Rule 433 to the extent so required and (iii) the Underwriters, the Forward Sellers and the Forward Purchasers shall have received on and as of the Closing Date and any Option Closing Date, as applicable, a certificate dated such date, signed by an executive officer (including, without limitation, the Treasurer) of the Company, to the foregoing effect (which certificate may be to the best of such officer’s knowledge after reasonable investigation).

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical to proceed with completion of the offering or the sale of and payment for the Securities on the terms set forth herein; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined under the 1934 Act), or any public announcement that any such organization has newly placed under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or on the over-the-counter market or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any general moratorium on commercial banking activities declared by U.S. Federal or New York State authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any act of terrorism in the United States, any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or crisis if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or crisis on the financial markets makes it impractical to proceed with completion of the offering or sale of and payment for the Securities on the terms set forth herein.

(c) Hunton Andrews Kurth LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers such opinion or opinions, dated the Closing Date and any Option Closing Date, as applicable, with respect to such matters as the Representatives, the Forward Sellers and the Forward Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Monica Karuturi, Esq., Executive Vice President and General Counsel of the Company, shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers her written opinion, dated the Closing Date and any Option Closing Date1, as applicable, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, to the effect that:

(i) The Company is validly existing in good standing under the laws of the State of Texas and has corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ii) Each Significant Subsidiary of the Company is validly existing in good standing (if applicable) under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding ownership interests of each Significant Subsidiary of the

[1]	This form of opinion will be modified appropriately to the extent of any Option Securities and Additional Forward Sale Agreements.

Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

(iii) The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus and the capital stock of the Company conforms, as to legal matters, in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable;

(iv) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required for the issuance (in the case of the Company Top-Up Underwritten Securities) and sale of the Underwritten Securities or for the consummation by the Company of the transactions contemplated by the Transaction Documents;

(v) To such counsel’s knowledge and other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is subject, which, individually or in the aggregate, have a reasonable possibility of having a Material Adverse Effect;

(vi) The execution, delivery and performance by the Company of the Transaction Documents, the issuance by the Company of the Company Top-Up Underwritten Securities pursuant to this Agreement, if any, the compliance by the Company with all of the applicable provisions of the Transaction Documents, the consummation by the Company of the transactions contemplated herein and therein and the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreements, will not result in the breach or violation of, or constitute a default under, (a) the Restated Articles of Incorporation, the Fourth Amended and Restated Bylaws or other organizational documents of the Company, each as amended to date, (b) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property is subject or (c) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, in any manner which, in the case of clause (b), individually or in the aggregate, would have a Material Adverse Effect;

(vii) The description of statutes and regulations set forth in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the captions “Business—Regulation” and “Business—Environmental Matters,” and those described elsewhere in the Pricing Disclosure Package and the Prospectus, fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and

(viii) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed.

(e) Baker Botts L.L.P., counsel for the Company, shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers their written opinion, dated the Closing Date and any Option Closing Date2, as applicable, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, to the effect that:

(i) The statements set forth in the Basic Prospectus under the caption “Description of Our Capital Stock” accurately summarize in all material respects the provisions of the Company’s Restated Articles of Incorporation, the Fourth Amended and Restated Bylaws, applicable laws of the State of Texas, and the Underwritten Securities conform, as to legal matters, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of Our Capital Stock”;

(ii) [The Company Top-Up Underwritten Securities have been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor pursuant to the terms of this Agreement, the Company Top-Up Underwritten Securities will be duly and validly issued, fully paid and nonassessable; and the issuance of the Company Top-Up Underwritten Securities will not be subject to any preemptive or similar rights under the Restated Articles of Incorporation or the Fourth Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Organizations Code to subscribe for shares of Common Stock;]3

(iii) The maximum number of shares of Common Stock that may be issuable by the Company in the aggregate pursuant to the Forward Sale Agreements has been duly authorized and reserved for issuance by the Company and, if such shares of Common Stock were issued, sold and delivered by the Company to the Forward Purchasers on the date hereof pursuant to the terms of the applicable Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the applicable Forward Sale Agreement, such shares of Common Stock would be validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights under the Restated Articles of Incorporation or the Fourth Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Organizations Code to subscribe for shares of Common Stock;

(iv) The Registration Statement has become effective under the 1933 Act, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted and are pending by the Commission under the 1933 Act;

(v) The execution, delivery and performance by the Company of this Agreement and each of the Forward Sale Agreements has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and each of the Forward Sale Agreements has been duly executed and delivered by the Company;

[2]	This form of opinion will be modified appropriately to the extent of any Option Securities and Additional Forward Sale Agreements.
[3]	This opinion to be included if Company Securities are to be issued by the Company.

(vi) Assuming the due authorization, execution and delivery of each of the Forward Sale Agreements by the other parties thereto, the Forward Sale Agreements constitute valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, arrangements, fraudulent transfer or conveyance, reorganization, preference, moratorium, conservatorship and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing;

(vii) The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Disclosure Package and Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act; and

(viii) Although the discussion set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” does not purport to discuss all possible United States Federal tax consequences of the purchase, ownership, and disposition of the Securities, in such counsel’s opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the ownership of the Securities and the disposition of the Securities by the holders addressed therein, based upon current law and subject to the qualifications set forth therein.

In addition, the opinion shall contain a section or paragraph substantially to the following effect:

Such counsel has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm and with the Underwriters, the Forward Sellers and the Forward Purchasers and their counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed. The purpose of their professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and they have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in subparagraphs (i) and (viii) above). Subject to the foregoing and on the basis of the information they gained in the course of performing the services referred to above, they advise the Underwriters, the Forward Sellers and the Forward Purchasers that:

(a) the Registration Statement, as of the Effective Time, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the Closing Date or any Option Closing Date, as applicable, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and each document incorporated by reference in the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and the Closing Date or any Option Closing Date, as applicable, as originally filed pursuant to the 1934 Act, appears on its face to be appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to their attention that caused them to believe that:

(1) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3) the Prospectus, as of its date, or as of the Closing Date or any Option Closing Date, as applicable, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case they have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial, accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein or (c) that part of the Registration Statement that constitutes the Form T-1.

(f) At the time of execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to the Representatives with respect to the audited and unaudited consolidated financial statements and certain financial information of the Company included or incorporated by reference into the Registration Statement.

(g) At the Closing Date and any Option Closing Date, as applicable, Deloitte & Touche LLP shall have furnished the Representatives a letter, dated the Closing Date or any Option Closing Date, as applicable, to the effect that such accountants reaffirm, as of such date and as though made on such date, the statements made in the letter furnished by such accountants pursuant to paragraph (f) of this Section 6, except that the specified date referred to in such letter will be a date not more than three business days prior to the Closing Date or any Option Closing Date, as applicable.

(h) The Company shall have furnished or caused to be furnished to the Representatives, the Forward Sellers and the Forward Purchasers at the Closing Date and any Option Closing Date, as applicable, certificates of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, (i) to the best of their knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Company in this Agreement are true and correct, (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Option Closing Date, as applicable, and (C) subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus and (ii) as to such other matters as the Representatives, the Forward Sellers and the Forward Purchasers may reasonably request.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would as of the Closing Date and any Option Closing Date, as applicable, prevent the issuance or the sale of the Securities; and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the Closing Date and any Option Closing Date, as applicable, which would prevent the issuance or sale of the Securities.

(j) The Company Securities, if any, shall be eligible for clearance and settlement through DTC.

(k) The Company shall have caused the Company Securities, if any, and the Issuable Securities to be approved for listing on the NYSE and the NYSE Texas, subject only to official notice of issuance.

(l) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between BofA Securities, Inc. and the officers and directors of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities of the Company, delivered to the Representatives on or before the date hereof, shall be in full force and effect at the Closing Date and any Option Closing Date, as applicable.

7.	Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser and each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Seller or Forward Purchaser within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by, or through the Representatives on behalf of, any Underwriter, by any Forward Seller or by any Forward Purchaser specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided that in no case is the Company to be liable with respect to any claims made against any Underwriter, Forward Seller or Forward Purchaser, or any such affiliate, director, officer or controlling person unless such Underwriter, Forward Seller or Forward Purchaser or such affiliate, director, officer or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter, Forward Seller or Forward Purchaser or such affiliate, director, officer or controlling person, but failure to notify the Company of any such claim (i) shall not relieve the Company from liability under this paragraph unless and to the extent the Company did not otherwise learn of such claim and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) shall not relieve the Company from any liability which it may have to such Underwriter, Forward Seller or Forward Purchaser or such affiliate, director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph.

The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or their respective affiliate or affiliates, director or directors, officer or officers, controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Underwriter or Underwriters, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and the Underwriter or Underwriters, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates director or directors, officer or officers or controlling person or persons and the Company have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Underwriter or Underwriters, Forward Purchaser or Forward Purchasers or Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, notwithstanding the Company’s obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all such Underwriter or Underwriters, Forward Purchaser or Forward Purchasers and Forward Seller or Forward Sellers and their respective affiliate or affiliates, director or directors, officer or officers and controlling person or persons, which firm shall be designated in writing by such Underwriters, Forward Purchasers and the Forward Sellers. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Underwriter or Underwriters, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Underwriter, Forward Purchase, Forward Seller or any of their respective affiliates, directors, officers or controlling persons is or could have been a party and indemnity was or could have been sought hereunder by such Underwriter, Forward Purchaser, Forward Seller or affiliate, director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of such Underwriter, Forward Purchaser, Forward Seller or affiliate, director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Underwriter, Forward Purchase, Forward Seller or affiliate, director, officer or controlling person. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

(b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each Forward Seller and each Forward Purchaser, each of their respective directors and officers and each person, if any, who controls the foregoing within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by, or through the Representatives on behalf of, such Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus: the information in the first sentence of the third paragraph, the twenty-sixth paragraph, the twenty-seventh paragraph, and the twenty-eighth paragraph under the heading “Underwriting (Conflicts of Interest)”; provided that in no case is such Underwriter to be liable with respect to any claims made against the Company, such Forward Seller, such Forward Purchaser or any such director, officer or controlling person unless the Company, such Forward Seller, such Forward Purchaser or any such director, officer or controlling person, as applicable, shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company, such Forward Seller or such Forward Purchaser or any such director, officer or controlling person, but failure to notify such Underwriter of any such claim (i) shall not relieve such Underwriter from liability under this paragraph unless and to the extent such Underwriter did not otherwise learn of such action and such failure results in the forfeiture by such Underwriter of substantial rights and defenses and (ii) shall not relieve such Underwriter from any liability which it may have to the Company, such Forward Seller, such Forward Purchasers or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to the Company. In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, such Forward Seller, such Forward Purchaser or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company, such Forward Seller, such Forward Purchaser or any such director, officer or controlling person and such Underwriter and the Company, such Forward Seller, such Forward Purchaser or such director, officer or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Company, such Forward Seller, such Forward Purchaser or such director, officer or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all of the Company, such Forward Seller, such Forward Purchaser and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter’s, prior written consent which consent shall not be unreasonably withheld. No Underwriter shall, without the prior written consent of the Company, such Forward Seller, such Forward Purchaser or any such director, officer or controlling person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which the Company, such Forward Seller, such Forward Purchaser or any such director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by the Company, such Forward Seller, such Forward Purchaser or director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of the Company, such Forward Seller, such Forward Purchaser or director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Company, such Forward Seller, such Forward Purchaser or any such director, officer or controlling person. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

(c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, Forward Purchasers and Forward Sellers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters, Forward Purchasers and Forward Sellers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The benefits received by the parties shall be deemed to be in the same relative proportions as (x) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by it (which proceeds shall include the proceeds that would be received by the Company pursuant to the Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements) of the Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements)), (y) in the case of the Underwriters, the total underwriting discounts and commissions, in each case, as set forth on the cover page of the Prospectus and (z) in the case of the Forward Sellers and the Forward Purchasers, the aggregate Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case, as set forth in the applicable Forward Sale Agreement and Additional Forward Sale Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) any Forward Seller or Forward Purchaser be required to contribute an amount in excess of the aggregate Spread (as defined in the applicable Forward Sale Agreement) received by such Forward Purchaser under the Forward Sale Agreements and any Additional Forward Sale Agreement, as the case may be. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (c) to contribute are several in proportion to their respective purchase obligations and not joint.

8.	Substitution of Underwriters.

If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder and the number of such Securities which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total number of Securities to be then purchased, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date or any Option Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities to be then purchased and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate.

If the non-defaulting Underwriter or Underwriters or substituted underwriter or underwriters are required hereby or agree to take up all or part of the Securities of the defaulting Underwriter as provided in this Section 8, (i) the Company shall have the right to postpone the Closing Date or any Option Closing Date, for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement, Pricing Disclosure Package or Prospectus or in any other documents or arrangements, and the Company agrees to promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Securities which the non-defaulting Underwriters or substituted purchaser or purchasers shall thereafter be obligated to purchase shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the non-defaulting Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the non-defaulting Underwriters or the Company, other than as provided in Sections 7 and 10.

9.	Survival of Indemnities, Representations, Warranties, etc.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, Forward Purchasers or Forward Sellers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller or any controlling person of any Underwriter Forward Purchaser or Forward Seller, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

10.	Termination.

If this Agreement shall be terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, or the occurrence of any event specified in clause (iii), (iv), (v) or (vi) of Section 6(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11.	Notices; Affiliates.

(a) In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Underwriters in care of BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10022, Facsimile: (212) 205-8400, Attention of Equity Capital Markets Desk, Email: US-ECM@mizuhogroup.com and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8783, Attention: Gaurav Maria; (ii) if to the Forward Sellers shall be delivered or sent by mail or facsimile transmission to the Forward Sellers in care of BofA Securities, Inc., Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attn: Attention: Strategic Equity Solutions Group, Telephone: 646-855-6770, Email: dg.issuer_derivatives_notices@bofa.com, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Facsimile: (212) 205-8400, Attention of Equity Capital Markets Desk, Email: US-ECM@mizuhogroup.com and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8783, Attention: Gaurav Maria; (iii) if to the Forward Purchasers shall be delivered or sent by mail or facsimile transmission to the Forward Purchasers in care of BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal, Mizuho Markets Americas LLC, 1271 Avenue of the Americas, New York, New York 10020, Facsimile: (212) 205-8400, with a copy to: Legal Department, Email: swapslegal@mizuhogroup.com and JPMorgan Chase Bank, National Association. 383 Madison Avenue, 6th Floor, New York, New York 10179, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, Attention: Gaurav Maria; and (iv) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, 1111 Louisiana Street, Houston, Texas 77002, Attention: Monica Karuturi, Esq., E-mail: monica.karuturi@centerpointenergy.com, Fax No.: (713) 207-0141. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.	Additional Issuance and Sale by the Company.

(a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date (in respect of the Borrowed Underwritten Securities) or any Option Closing Date (in respect of any Borrowed Option Securities in respect of which an Additional Forward Sale Agreement has been executed) and any of the Forward Sellers elects, pursuant to Section 2(d) hereof, not to deliver the total number of Borrowed Securities deliverable by such Forward Seller hereunder or (ii) (A) a Forward Seller determines in good faith and a commercially reasonable manner that it is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this

Agreement a number of shares of Common Stock equal to the total number of the Borrowed Securities to be sold by it or (B) in a Forward Seller’s good faith, commercially reasonable judgment it would be impracticable for such Forward Seller to borrow and deliver for sale under this Agreement the total number of Borrowed Securities or it would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Securities to be sold by it, then, in each case, the Company shall issue and sell to the Underwriters at the Closing Date or any Option Closing Date with respect to Borrowed Option Securities, as the case may be, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Securities otherwise deliverable on such date that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a period not exceeding two Business Days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a) (i) in lieu of any Borrowed Underwritten Securities are referred to herein as the “Company Top-Up Underwritten Securities” and (ii) in lieu of any Borrowed Option Securities in respect of which an Additional Forward Sale Agreement has been executed are referred to herein as the “Company Top-Up Option Securities.”

(b) No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Borrowed Securities that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date or the Option Closing Date, as applicable, and such Forward Seller elects, pursuant to Section 2(d) hereof, not to deliver and sell to the Underwriters the Borrowed Securities to be sold by it, (ii) such Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement at the Closing Date or any Option Closing Date, as applicable, a number of shares of Common Stock equal to the number of the Borrowed Securities to be sold and delivered by it hereunder by it or (iii) in the applicable Forward Seller’s commercially reasonable judgment, such Forward Seller or its affiliate would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Securities to be sold by it.

(c) If pursuant to Section 12(a)(i) or Section 12(a)(ii) a Forward Seller does not borrow and deliver for sale to the Underwriters at the applicable Closing Date or any Option Closing Date, as applicable, the total number of Borrowed Underwritten Securities or Borrowed Option Securities, respectively, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the Business Day immediately preceding such Closing Date or Option Closing Date, as applicable.

13.	Additional Representations and Warranties.

(a) Each Forward Seller represents and warrants to, and agrees with, each Underwriter and the Company, on the date of this Agreement, at the Closing Date and as of each Option Closing Date (in the case of a sale of Securities pursuant to Section 3(c) hereof) that:

(i) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date or any Option Closing Date, such Forward Seller shall have the full right, power and authority to sell, transfer and deliver the Borrowed Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder;

(ii) The Forward Sale Agreement entered into by it or its affiliated Forward Purchaser has been, and any Additional Forward Sale Agreement entered into by it or its affiliated Forward Purchaser will be, duly authorized, executed and delivered by such Forward Seller or affiliated Forward Purchaser and, assuming due authorization, execution and delivery of such Forward Sale Agreement or such Additional Forward Sale Agreement, as the case may be, by the Company, each such Forward Sale Agreement and any such Additional Forward Sale Agreement will constitute a valid and binding agreement of such Forward Seller or its affiliated Forward Purchaser, enforceable against such Forward Seller or its affiliated Forward Purchaser in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

(iii) Such Forward Seller will, at the Closing Date or any Option Closing Date, have the free and unqualified right to transfer any Borrowed Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Securities purchased by it from the Forward Sellers, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

14.	Conditions of Company’s Obligations

The obligations of the Company hereunder are subject to the Underwriters’ and Forward Sellers’ performance of their respective obligations hereunder, and the further condition that at the Closing Date and any Option Closing Date, as applicable, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall be pending before or threatened by the Commission and no notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act shall have been received.

15.	Successors.

This Agreement shall inure to the benefit of and be binding upon the several Underwriters, Forward Sellers and Forward Purchasers and the Company and their respective successors and the directors, officers and controlling persons referred to in Section 7 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter, Forward Seller or Forward Purchaser within the meaning of the 1933 Act or the 1934 Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters, Forward Sellers and Forward Purchasers shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the 1933 Act.

16.	Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and the transactions under the Forward Sale Agreements are an arm’s-length commercial transaction among the parties thereto, (ii) in connection therewith and with the process leading to such transaction each Underwriter, Forward Seller or Forward Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter, Forward Seller or Forward Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Seller or Forward Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, Forward Sellers or Forward Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.	Waiver of Jury Trial.

Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

19.	Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the names and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.	Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 21, (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters, the Forward Sellers and the Forward Purchasers in accordance with its terms.

Sincerely,

CENTERPOINT ENERGY, INC.

By:	/s/ Christopher A. Foster
	Name:	Christopher A. Foster
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Ray Craig
Name:	Ray Craig
Title:	Managing Director

For itself and as Representative of the other Underwriters

named in Schedule II hereto

BOFA SECURITIES, INC.

By:	/s/ Ray Craig
Name:	Ray Craig
Title:	Managing Director

Acting in its capacity as Forward Seller

BANK OF AMERICA, N.A.

By:	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

MIZUHO SECURITIES USA LLC

By:	/s/ James Watts
Name:	James Watts
Title:	Managing Director

For itself and as Representative of the other Underwriters

named in Schedule II hereto

MIZUHO SECURITIES USA LLC

By:	/s/ James Watts
Name:	James Watts
Title:	Managing Director

Acting in its capacity as Forward Seller

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Matthew E. Chiavaroli
Name:	Matthew E. Chiavaroli
Title:	Authorized Signatory

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Bobby Wiebe
Name:	Bobby Wiebe
Title:	Vice President

For itself and as Representative of the other Underwriters named in Schedule II hereto

J.P. MORGAN SECURITIES LLC

By:	/s/ Bobby Wiebe
Name:	Bobby Wiebe
Title:	Vice President

Acting in its capacity as Forward Seller

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Gaurav Maria
Name:	Gaurav Maria
Title:	Managing Director

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Underwriting Agreement]

SCHEDULE I

PRICING DISCLOSURE PACKAGE

1)	Preliminary Prospectus dated May 27, 2025

2)	Pricing Information:

Number of Underwritten Securities: 21,621,622

Number of Option Securities: 3,243,243

Purchase price per share: $36.26

Price to public per share: $37.00 per share

Settlement Date: May 29, 2025 (T+1)

Sch. I

SCHEDULE II

Name of Underwriter	Number of Borrowed Underwritten Securities to be Purchased	Maximum Number of Borrowed Option Securities to be Purchased
BofA Securities, Inc.	5,405,406	810,811
Mizuho Securities USA LLC	4,324,324	648,649
J.P. Morgan Securities LLC	3,243,243	486,487
Barclays Capital Inc.	2,054,054	308,108
Citigroup Global Markets Inc.	2,054,054	308,108
RBC Capital Markets, LLC	2,054,054	308,108
MUFG Securities Americas Inc.	1,189,189	178,378
BMO Capital Markets Corp.	648,649	97,297
Scotia Capital (USA) Inc.	648,649	97,297

Total	21,621,622	3,243,243

Name of Forward Seller	Number of Borrowed Underwritten Securities to be Sold	Maximum Number of Borrowed Option Securities to be Sold
BofA Securities, Inc.	9,081,081	1,362,162
Mizuho Securities USA LLC	7,135,135	1,070,270
J.P. Morgan Securities LLC	5,405,406	810,811

Total	21,621,622	3,243,243

Sch. II

SCHEDULE III

PERMITTED FREE WRITING PROSPECTUSES

1)	Electronic Roadshow dated May 2025

2)	Free Writing Prospectus filed May 27, 2025

Sch. III

EXHIBIT A

FORM LOCK-UP AGREEMENT

____________, 2025

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As representative of the Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with a proposed Underwriting Agreement (the “Underwriting Agreement”) among CenterPoint Energy, Inc., a Texas corporation (the “Company”), you, as representative of the several Underwriters named therein, the forward sellers and the forward purchasers named therein, providing for the public offering (the “Public Offering”) by the underwriters of shares of Common Stock, par value $0.01 per share (the “Common Stock”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned will not, without the prior written consent of BofA Securities, Inc., (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company, or any securities convertible or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 60 days after the date of the Underwriting Agreement, other than (a) transactions related to shares of Common Stock or other securities convertible into, exercisable or exchangeable for Common Stock of the Company acquired in open market transactions after the completion of the offering described in the immediately preceding paragraph; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4, (b) transfers or dispositions of units in the fund holding the Company’s Common Stock under the CenterPoint Energy, Inc. Savings Plan, (c) transfers or dispositions to the Company for the purpose of satisfying any tax withholding obligations of the Company pursuant to the Company’s employee or non-employee director stock option plans, benefit plans or long-term incentive plans; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition, other than a filing on Form 4 then, in which case, the undersigned shall disclose in such filing or report that such transfer or disposition was made for the purpose of satisfying any tax withholding obligations set forth in this subsection (c), (d) transfers or dispositions of Common Stock as a bona fide gift, including, but not limited to, a legally binding partition of shares held as community property between the undersigned and his/her spouse resulting in such shares becoming the separate property of the undersigned’s spouse, provided that each such transferee shall sign and deliver to BofA Securities, Inc. a lock-up letter substantially in the form of this letter; provided, further that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4 then, in which case, the undersigned shall disclose in such filing or report that such transfer was a gift or other applicable transfer and that the transferee is bound by the restrictions set forth in this letter agreement, (e) transactions under a plan established under Rule 10b5-1 under the Exchange Act, prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made, such filing or announcement shall include a statement that such transaction was made pursuant to a plan established under Rule 10b5-1 under the Exchange Act, or (f) transfers of shares of the Company’s Common Stock or any securities convertible or exercisable or exchangeable for such Common Stock either during the undersigned’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) by operation of law pursuant to a domestic relations order in connection with a divorce settlement or other court order, provided that each such transferee shall sign and deliver to BofA Securities, Inc. a lock-up letter substantially in the form of this letter; provided, that, for purposes of this letter, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned is signing this letter in his or her individual capacity and not as an officer or director of the Company.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted his or her own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this letter agreement, or participate in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriters is making such a recommendation.

Sincerely,

By:
Name:
Title:

EXHIBIT B

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Jason P. Wells	President, Chief Executive Officer and Director
Christopher A. Foster	Executive Vice President and Chief Financial Officer
Monica Karuturi	Executive Vice President and General Counsel
Jason M. Ryan	Executive Vice President, Regulatory Services and Government Affairs
Darin M. Carroll	Senior Vice President, Electric Business
Richard C. Leger	Senior Vice President, Natural Gas Business
Kristie L. Colvin	Senior Vice President and Chief Accounting Officer
Wendolynn Montoya Cloonan	Director
Barbara J. Duganier	Director
Laurie L. Fitch	Director
Christopher H. Franklin	Director
Raquelle W. Lewis	Director
Thaddeus J. Malik	Director
Manuel B. Miranda	Director
Theodore F. Pound	Director
Dean L. Seavers	Director
Phillip R. Smith	Director

B-1

EXHIBIT C

[    ], 2025

To:	CenterPoint Energy, Inc.

 1111 Louisiana

 Houston, TX 77002

From:	[Bank of America, N.A.

 One Bryant Park, 8th Fl.

 New York, NY 10036]1

 [JPMorgan Chase Bank, National Association

 New York Branch

 383 Madison Avenue New York, NY 10179]2

 [Mizuho Markets Americas LLC

 c/o Mizuho Securities USA LLC, as Agent

 1271 Avenue of the Americas

 New York, NY 10020]3

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Party A and Party B on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the 2002 ISDA Master Agreement specified below. [This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below). Mizuho Markets Americas LLC (“MMA”) is acting as principal in its capacity as Party A hereunder, and Mizuho Securities USA LLC (“MSUSA”), its affiliate, is acting as agent for MMA, in its capacity as Party A hereunder. Party A is not a member of the Securities Investor Protection Corporation.]4

1.

The definitions and provisions contained in the [2021 ISDA Interest Rate Derivatives Definitions (the “2021 Definitions”)][5] [2006 ISDA Interest Rate Derivatives Definitions (the “2006 Definitions”)][6] and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the [2021 Definitions][7] [2006 Definitions][8], the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any

[1]	Insert for BofA.
[2]	Insert for JPM.
[3]	Insert for Mizuho.
[4]	Insert for Mizuho.
[5]	Insert for Mizuho.
[6]	Insert for BofA and JPM.
[7]	Insert for Mizuho.
[8]	Insert for BofA and JPM.

inconsistency among the Agreement, this Confirmation, the [2021 Definitions][9] [2006 Definitions][10] and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation; (ii) the 2002 Definitions; (iii) the [2021 Definitions][11] [2006 Definitions][12]; and (iv) the Agreement.

This Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law without reference to choice of law doctrine that would apply to laws of another jurisdiction and the election that the provisions of Section 3(g) will apply to the Agreement). The parties hereby agree that no transaction other than the Transaction shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the Transaction are as follows:

General Terms:
Party A:	[Bank of America, N.A.][13] [JPMorgan Chase Bank, National Association][14] [Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent (“Agent”))][15]

Party B:	CenterPoint Energy, Inc.

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Securities (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Option Securities (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Borrowed Option Securities (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 2(c)(i) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	February 25, 2027 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

[9]	Insert for Mizuho.
[10]	Insert for BofA and JPM.
[11]	Insert for Mizuho.
[12]	Insert for BofA and JPM.
[13]	Insert for BofA.
[14]	Insert for JPM.
[15]	Insert for Mizuho.

3

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, (1) the Forward Price as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD 36.26 per Share

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	0.75%

Forward Price Reduction Dates:	Each date (other than the Trade Date) set forth on Schedule I hereto under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I hereto.

Shares:	Common stock, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “CNP”).

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	DTC

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to the Transaction, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly (and, in any event, within five Exchange Business Days) following such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.
Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

4

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date up to, and including, the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A (i) if Physical Settlement applies, prior to 12:00 p.m. (New York City time) on the Scheduled Trading Day immediately preceding such Settlement Date, which may be the Maturity Date and (ii) if Cash Settlement or Net Share Settlement applies, five Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date; provided that (x) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (y) if Physical Settlement or Net Share Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of the Transaction (or portion thereof, as applicable) during the relevant Unwind Period (as defined below) by a date that is more than one Scheduled Trading Day prior to the Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the relevant Settlement Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that, on the Maturity Date, the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in the Calculation Agent’s good faith, commercially reasonable judgment, to unwind Party A’s hedge in respect of the Transaction (or portion thereof, as applicable) by the end of the relevant Unwind Period in a manner that, in the good faith, reasonable judgment of the Calculation Agent, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

5

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent acting in good faith and a commercially reasonable manner determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

6

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period in a commercially reasonable manner to unwind a commercially reasonable hedge position for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, and (ii) the number of Settlement Shares for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

7

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Exchange Act, as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “CNP <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD

Failure to Deliver:	Not Applicable

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Additional Adjustment:	If with respect to the Transaction, in the Calculation Agent’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period.

Hedging Adjustment:	For the avoidance of doubt, whenever the Calculation Agent is called upon to make any determination, calculation or adjustment pursuant to the terms of this Confirmation or the 2002 Definitions with respect to any event, the Calculation Agent shall make such determination, calculation or adjustment by reference to the effect of such event on Party A, assuming that Party A maintains a commercially reasonable Hedge Position.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Offices:

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The Office of Party A is: New York.

The Office of Party B is: Inapplicable, Party B is not a Multibranch Party.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated May 27, 2025 among Party B, BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC as Representatives of the several Underwriters, the Forward Sellers and the Forward Purchasers party thereto (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 6 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 6 or Section 10 thereof and (vi) the condition that neither of the following has occurred: (A) Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount or (B) in the Calculation Agent’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2 of the Underwriting Agreement).

Representations and Agreements of Party B:

Party B represents, warrants and covenants that:

(a)

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(b)

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(c)

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for

9

listing or quotation on the Exchange. Party B has submitted an application for the listing on the Exchange of a number of Shares equal to 175% of the Base Amount, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, on or prior to the Effective Date.

(c)

Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater by 0.5% or more than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of May 27, 2025 between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying Base Confirmation] Shares (the “Base Confirmation”), and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)

Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that could reasonably be expected to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period, unless Party B has provided written notice to Party A of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such “restricted period” (it being understood and agreed that any such day or days during such restricted period shall be a Suspension Day or Suspension Days, as the case may be).

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the good faith, reasonable judgment of Party B at the time of such election, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

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(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

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(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)

Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to the Transaction do not have access to material non-public information regarding the Issuer or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and prior to the Maturity Date (or, if later, prior to the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay to Party A, on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares and (ii) the Maturity Date, an amount in cash equal to the product of (1) the per Share amount of such Extraordinary Dividend and (2) the Base Amount as of the record date of such Extraordinary Dividend. “Extraordinary Dividend” means any cash dividend or distribution, or a portion thereof, declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend. For the avoidance of doubt, a regular, quarterly cash dividend that is in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter and that has an ex-dividend date not earlier than the Forward Price Reduction Date corresponding to the relevant quarter shall not be an Extraordinary Dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to the Transaction:

(a)

Stock Borrow Events. In the good faith, commercially reasonable judgment of the Calculation Agent (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than 200 basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after May 27, 2025, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with May 27, 2025 being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price

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Reduction Amount set forth opposite the first date of any such period on Schedule I hereto, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by the Calculation Agent;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency, Change in Law or Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of the Calculation Agent, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such

13

Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of the Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of such definition.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion, based on the advice of counsel, any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A other than any Permitted EDG Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary

14

management developments, purchase or sale of substantial assets, or other similar information. “Permitted EDG Personnel” means any [member of the Equity Capital Markets group of Party A that is on the ‘private side’ of Party A’s information wall]16 [employee on the trading side of the Equity Derivatives Group of J.P. Morgan Securities LLC and does not include Mr. David Aidelson, Mr. Elliot Chalom, Mr. Noah L. Wynkoop, Ms. Yana Chernobilsky, Mr. Ganaraj S. Hegde, Mr. Gaurav X. Maria (or any other person or persons designated from time to time by the Compliance Group of Party A)]17.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation to the contrary, in no event shall Party B be required to deliver to Party A in respect of the Transaction, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement, any Private Placement Settlement or otherwise, an aggregate number of Shares in excess of 175% of the initial Base Amount.

Transfer and Assignment:

Party A may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to any of its affiliates which has at the time of the assignment or transfer a senior unsecured debt rating by at least one of Moody’s Investors Services, Inc. or Standard & Poor’s Inc. (the “Credit Rating”) equal to or higher than the Credit Rating of Party A of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) without the prior written consent of Party B; provided that such transfer and/or assignment shall be permitted only so long as (i) an Event of Default or Termination Event will not occur as a result of such transfer or assignment, (ii) such affiliate is a “United States person” (a “U.S. Person”) within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes, (iii) as a result of such transfer or assignment (x) Party B will not be required to pay or deliver to such affiliate on any payment date or delivery date an amount (including, without limitation, under Section 2(d)(i)(4) of the Agreement) or a number of Shares, as applicable, greater than the amount or the number of Shares, respectively, that Party B would have been required to pay or deliver to Party A in the absence of such transfer and/or assignment and (y) Party B will not be entitled to receive from such affiliate on any payment date or delivery date an amount (including, without limitation, under Section 2(d)(i)(4) of the Agreement) or a number of Shares, as applicable, less than the amount or the number of Shares, respectively, that Party A would have been required to pay or deliver, as the case may be, to Party B in the absence of such transfer and assignment (as a result of a requirement for such affiliate to deduct or withhold tax or otherwise), (iv) such affiliate provides the tax documentation and makes the tax representations (updated to reflect the taxpayer identification number of such affiliate) of Party A specified in Section 4 under the heading “Tax Matters” (substituting such affiliate for Party A for purposes of such provisions) on or prior to the effective time of such transfer or assignment and at such later times specified in Section 4 and (v) such assignment or transfer will not cause a deemed exchange of the Transaction under Section 1001 of the Code for Party B. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates that is a U.S. Person for U.S. federal income tax purposes to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

[16]	Insert for BofA and Mizuho.
[17]	Insert for JPM.

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Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence or willful misconduct. In no case will Party B be liable with respect to any claims made against an Indemnified Party unless such Indemnified Party shall have notified Party B in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person, but failure to notify Party B of any such claim (i) shall not relieve Party B from liability under this paragraph unless and to the extent Party B did not otherwise learn of such claim and such failure results in the forfeiture by Party B of substantial rights and defenses and (ii) shall not relieve Party B from any liability which it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in this paragraph.

Party B will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Party B elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to Party A. In the event that Party B elects to assume the defense of any such suit and retains such counsel, Party A or affiliate or affiliates, director or directors, officer or officers, controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) Party B shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and Party A or affiliate or affiliates director or directors, officer or officers or controlling person or persons and Party B have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to Party B, in which case Party B shall not be entitled to assume the defense of such suit on behalf of Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, notwithstanding Party B’s obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that Party B shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for Party A or affiliate or affiliates director or directors, officer or officers or controlling person or persons, which firm shall be designated in writing by Party A. Party B shall not be liable to indemnify any person for any settlement of any such claim effected without Party B’s prior written consent, which consent shall not be unreasonably withheld. Party B shall not, without the prior written consent of Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which Party A or affiliate, director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by Party A or affiliate, director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of Party A or affiliate, director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Party A or affiliate, director, officer or controlling person.

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Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, under this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an “interest” in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.0% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the Threshold Number of Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.0% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Section 16 Percentage would not exceed 9.0% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Threshold Number of Shares” means a number of Shares equal to 4.9% of the outstanding Shares on the Trade Date. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to

17

aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

[Other Forward Transactions:

Party A acknowledges that Party B has entered into [a substantially identical forward transaction] [[Number] substantially identical forward transactions] on the Shares on the date hereof ([the “Other Additional Forward”][each, an “Other Additional Forward” and, collectively, the “Other Additional Forwards”]) with [another forward purchaser][[Number] other forward purchasers] ([the “Other Forward Counterparty”][the “Other Forward Counterparties”]). Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to [the Other Additional Forward][one or more Other Additional Forwards] for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for [the Other Additional Forward][such Other Additional Forward(s)] coincides for any period of time with any Unwind Period (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and, subject to the immediately following paragraph, Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on [every other][alternating] Scheduled Trading Day[s] during such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period [(which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Additional Forward, every third Scheduled Trading Day if there are two Other Additional Forwards, etc.)].

Party A additionally acknowledges that Party B has entered into [a substantially identical forward transaction] [[Number] substantially identical forward transactions] on the Shares on [Insert Date of Other Base Confirmations] ([the “Other Base Forward”][each, an “Other Base Forward” and, collectively, the “Other Base Forwards”]) with [the Other Forward Counterparty][each of the Other Forward Counterparties]. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to [the Other Base Forward][one or more Other Base Forwards] for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for [the Other Base Forward][such Other Base Forward(s)] coincides for any period of time with any Unwind Period (the “Other Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Other Overlap Unwind Period of the first Scheduled Trading Day and the length of such Other Overlap Unwind Period, and, subject to the immediately preceding paragraph, Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on [every other][alternating] Scheduled Trading Day[s] during such Other Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to the commencement of such Other Overlap Unwind Period [(which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Base Forward, every third Scheduled Trading Day if there are two Other Base Forwards, etc.)]18

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Address:	Bank of America, N.A.
One Bryant Park, 8th Fl.
New York, NY 10036

[18]	Include as applicable.

18

Attention:	Strategic Equity Solutions Group
Telephone:	646-855-6770
Email:	dg.issuer_derivatives_notices@bofa.com][19]

[Address:	JPMorgan Chase Bank, National Association
New York Branch
New York, NY 10179
Attention:	EDG Marketing Support
Email:	edg_notices@jpmorgan.com
Edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention:	Mr. Gaurav X. Maria
Title:	Managing Director
Telephone No.:	212-622-9196
Email:	gaurav.x.maria@jpmorgan.com][20]

[Address:	Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, NY 10020
Attention:	Mariano Gaut, Managing Director
Telephone:	(212) 205-7608
Email:	Mariano.gaut@mizuhogroup.com

With a copy to:

Address:	Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, NY 10020
Attention:	US Equity Derivatives Notices
Telephone:	(646) 949-9531
Email:	Derivs-EQNoticesUS@mizuhogroup.com][21]

Address for notices or communications to Party B:

Address:	CenterPoint Energy, Inc.
1111 Louisiana
Houston, TX 77002
Attention:	Patricia Martin, VP and Treasurer
Telephone No.:	713-207-5495
Email:	Patricia.martin@centerpointenergy.com

With a copy to:

Address:	CenterPoint Energy, Inc.

[19]	Insert for BofA.
[20]	Insert for JPM.
[21]	Insert for Mizuho.

19

1111 Louisiana
Houston, TX 77002
Attention:	David McCabe, Treasury Manager
Telephone No.:	713-207-7545
Email:	David.mccabe@centerpointenergy.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

[(c)

Communications with Employees of J.P. Morgan Securities LLC. If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to the Transaction, Party B hereby is notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.][22]

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[22]	Insert for JPM.

20

U.S. Resolution Stay Protocol:

The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[HIRE Act:

To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.]23

Tax Matters:

[23]	Insert for BofA and JPM.

21

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)

[Party A is a national banking association organized and existing under the laws of the United States of America [,][24][and][25] is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M)[, and its federal taxpayer identification number is 94-1687665.][26] Party A is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.][27] [Party A is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. Federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. Federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.][28]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Texas, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

[24]	Insert for BofA.
[25]	Insert for JPM.
[26]	Delete for JPM.
[27]	Insert for BofA and JPM.
[28]	Insert for Mizuho.

22

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax”, as defined for purposes of Section 3(e) of the Agreement as described above in clause (a) under the heading “Tax Matters”, and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

Agreement to Deliver Documents. For the purpose of Section 4(a)(i) of the Agreement, Party A agrees to deliver an executed, completed and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) [with respect to itself (reflecting Mizuho Americas LLC as its regarded owner) and with respect to MSUSA in each case][29] reasonably satisfactory to Party B and Party B agrees to deliver an executed, completed and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) reasonably satisfactory to Party A, in each case (x) promptly upon execution of this Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become invalid, obsolete or incorrect. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Confirmation without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

[(e)

Tax Imposed on Payments to Non-US Persons. “Tax”, as defined for the purposes of Section 3(e) of the Agreement as described above in clause (a), and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include (A) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof, (B) any tax imposed or collected pursuant to Section 305 of the Code or any current or future regulations or official interpretation thereof or (C) any tax imposed or collected pursuant to Sections 897 or 1445 of the Code or any current or future regulations or official interpretation thereof.][30]

Counterparts:

This Master Forward Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Master Forward Confirmation or in any other certificate, agreement or document related to this Master Forward Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[29]	Insert for Mizuho.
[30]	Insert for Mizuho.

23

[Additional Provisions:

(a)

MSUSA received or will receive other remuneration from MMA in relation to this Confirmation and the Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(b)

Party B understands and agrees that MSUSA will act as agent for both parties with respect to the Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the Transaction. MSUSA shall have no responsibility or personal liability to Party B arising from any failure by MMA to pay or perform any obligations hereunder or to monitor or enforce compliance by MMA or Party B with any obligation hereunder, including, without limitation, any obligations to maintain collateral. MSUSA is so acting solely in its capacity as agent for Party B and MMA pursuant to instructions from Party B and MMA. Each of MMA and Party B agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.

(c)

Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through MSUSA at the address specified in the Notices section above.

(d)

MMA hereby provides notice that (a) except as otherwise agreed in writing by MMA and Party B, MMA may commingle, repledge or otherwise use any collateral Party B provides in its business; (b) in the event of MMA’s failure, Party B will likely be considered an unsecured creditor of MMA as to that collateral; (c) the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Party B and MMA is not a member of the Securities Investor Protection Corporation (“SIPC”); and (d) the collateral will not be subject to the requirements of U.S. Securities Exchange Act Rules 8c-1 (Hypothecation of customers’ securities), 15c2-1 (Hypothecation of customers’ securities), or 15c3-3 (Customer protection – reserves and custody of securities).][31]

[Remainder of page intentionally left blank]

[31]	Insert for Mizuho.

24

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to Party A.

Very truly yours,

[BANK OF AMERICA, N.A.]32 [JPMORGAN CHASE BANK, NATIONAL ASSOCIATION]33 [MIZUHO MARKETS AMERICAS LLC]34

By:
Name:
Title:

[MIZUHO SECURITIES USA LLC

Acting solely as Agent in connection with this Confirmation

By:
Name:
Title:][35]

[32]	Insert for BofA.
[33]	Insert for JPM.
[34]	Insert for Mizuho.
[35]	Insert for Mizuho.

[Signature Page to Confirmation]

Accepted and confirmed as of the date first above written:

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

[Signature Page to Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount
May 27, 2025	USD 0.00
August 20, 2025	USD 0.22
November 19, 2025	USD 0.22
February 18, 2026	USD 0.23
May 20, 2026	USD 0.23
August 19, 2026	USD 0.23
November 18, 2026	USD 0.23
February 17, 2027	USD 0.24

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable delivery date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

A-1